Exhibit 99.1

DURECT Corporation Announces Planned Departure of CFO and Director Thomas A. Schreck

CUPERTINO, CA

April 11, 2005

DURECT Corporation (DRRX) announced today the expected departure of Thomas A. Schreck, Co-Founder and Chief Financial Officer on April 30, 2005, to pursue other interests in private ventures in the life sciences sector. Mr. Schreck will also be resigning as a director of the Company. Jian Li, DURECT’s current Vice President of Finance and Corporate Controller, will serve as the Company’s principal financial and accounting officer.

“My core interest has always been to work with scientists and entrepreneurs to bring forward innovations in medicine, and my decision was based on a desire to return to that pursuit,” said Mr. Schreck. “Although I will miss DURECT, I am proud that I have contributed to bringing DURECT from a start-up venture in 1998 to its current status as a public emerging specialty pharmaceutical company with a strong financial position and robust and diversified pipeline. I also leave DURECT’s financial operations in the very capable hands of Jian Li, our Vice President of Finance and Corporate Controller, who has worked closely under me for five years. Jian has served DURECT with the utmost dedication and integrity. She has been one of the key members of the DURECT team in creating and maintaining financial and accounting systems at the Company and was instrumental in leading the implementation and completion of Sarbanes-Oxley 404 requirements and compliance.”

“Tom was instrumental in helping us found DURECT and evolve the Company to its present state of strength,” said James E. Brown, DVM, President and Chief Executive Officer for DURECT. “We are furthermore grateful that Tom has put in place a firm infrastructure for our financial operations and assembled a great team that has successfully demonstrated its ability to meet the demands imposed on us as a public company. We appreciate that Tom has agreed to work with us through April to ensure the smooth transition of his duties and thereafter consult with us on possible out-licensing and business development opportunities. On behalf of the Board of Directors, I want to thank Tom for his dedicated service and contributions to DURECT, and we all wish him well with his new business endeavors.”

Ms. Li joined DURECT in March of 2000 as Accounting Manager and was promoted to Corporate Controller in April of 2001 and later to her current position as Vice President Finance and Corporate Controller in December 2003. Prior to joining DURECT, she held various positions at leading biotechnology and telecommunications companies serving in roles such as financial analyst, accountant and marketing analyst. Ms. Li earned her M.B.A. from the University of Hawaii at Manoa. She is also a Certified Public Accountant and a member of American Institute of Certified Public Accountants.

ABOUT DURECT

DURECT Corporation is an emerging specialty pharmaceutical company focused on the development of pharmaceutical systems based on its proprietary drug delivery platform technologies that treat chronic debilitating diseases and enable biotechnology products. These platform technologies include the SABER(TM) Delivery System (a patented and versatile depot injectable useful for protein and small molecule delivery), the ORADUR(TM) sustained release oral gel-cap technology (an oral sustained release technology with several potential abuse deterrent properties), the DURIN(TM) Biodegradable Implant (drug-loaded implant system), the TRANSDUR(TM) transdermal technology and the MICRODUR(TM) Biodegradable Microparticulates (microspheres injectable system). DURECT also collaborates with pharmaceutical companies to develop and commercialize proprietary and enhanced pharmaceutical products based on its technologies. DURECT has five disclosed on-going development programs of which four are in collaboration with pharmaceutical partners. Additional information about DURECT is available at www.durect.com.

NOTE: SABER(TM), ORADUR(TM), DURIN(TM), TRANSDUR(TM) and MICRODUR(TM) are trademarks of DURECT Corporation. Other referenced trademarks belong to their respective owners.

The statements in this press release regarding DURECT’s products in development are forward-looking statements involving risks and uncertainties that can cause actual results to differ materially from those in such forward-looking statements. Potential risks and uncertainties include, but are not limited to, DURECT’s ability to complete the design, development, and manufacturing process development of its products, manufacture and commercialize its products, obtain product and manufacturing approvals from regulatory agencies, manage its growth and expenses, manage relationships with third parties, finance its activities and operations, as well as marketplace acceptance of these products. Further information regarding these and other risks is included under the heading “Factors that may affect future results” in DURECT’s Annual Report on Form 10-K for the year ended December 31, 2004 filed with the SEC on March 14, 2005 and available on our website at www.durect.com.

CONTACTS:

DURECT Corporation:

Schond L. Greenway, Executive Director, IR and Strategic Planning,

+1-408-777-1417.

Vida Communication for DURECT Corporation:

Stephanie C. Diaz (investors), +1-415-885-2298, sdiaz@vidaLLC.com.

Tim Brons (media), +1-646-319-8981, tbrons@vidaLLC.com.